Exhibit 99.1

Tidewater to Present at the Pritchard Capital Partners Conference

NEW ORLEANS, January 3, 2007 – Tidewater Inc. (NYSE: TDW) announced today that J. Keith Lousteau, Chief Financial Officer, Executive Vice President and Treasurer and Joseph M. Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer will present at the Pritchard Capital Partners “Energize 2007: New Year, New Realities” Conference in San Francisco, CA on Wednesday, January 10, 2007 at 1:00 p.m. CST (11:00 a.m. Pacific). The PowerPoint presentation will be available on the company’s website http://www.tdw.com on January 10, 2007 at 3:00 p.m. CST. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the PowerPoint presentation.

Tidewater Inc. owns over 470 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Joe Bennett - (504) 566-4506